Exhibit 99.1

TRIANGLE PETROLEUM ANOUNCES FISCAL YEAR 2011 FOURTH QUARTER CONFERENCE CALL

Denver, Colorado, April 19, 2011 – Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE Amex: TPLM) will hold its conference call to discuss operational and financial results for the fiscal year 2011 fourth quarter on Thursday, April 21, 2011 at 9:00 AM MST (11:00 AM ET).  Prior to the call, Triangle plans to release its annual report on form 10-K, which can be found by accessing the U.S. Securities and Exchange Commission’s website at http://www.sec.gov/.

Interested parties may dial in using the instructions below:

Date and Time:
Thursday, April 21, 2011
9:00 AM MST (11:00 AM ET)

Host:
Peter Hill - CEO
Jonathan Samuels - CFO

Dial – In Number:
1-877-331-9829

Conference ID:
61591217

Telephone Replay Number:
1-800-642-1687

Telephone Replay Available Through:
April 28, 2011

About Triangle:
Founded in 2006, Triangle Petroleum Corporation is an independent oil and gas exploration company that has acquired, or committed to acquire, approximately 30,000 net acres in the Williston Basin targeting the Bakken Shale and Three Forks Formations and approximately 475,000 gross acres (413,000 net acres) in the Windsor Block of Nova Scotia.

Contact:
Triangle Petroleum Corporation
Jonathan Samuels, Chief Financial Officer
303-260-7125
info@trianglepetroleum.com